UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2014

INSULET CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park

Suite 200

Billerica, Massachusetts 01821

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

9 Oak Park Drive

Bedford, Massachusetts 01730

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2014, Duane DeSisto announced his retirement as the President and Chief Executive Officer and as a Director of Insulet Corporation (the “Company”). On such date, Mr. DeSisto and the Company entered into a Retirement Agreement (the “Retirement Agreement”).

Pursuant to the Retirement Agreement, Mr. DeSisto will receive the following principal benefits:

•	Severance pursuant to the Company’s Amended and Restated Executive Severance Plan (the “Company Severance Plan”), consisting of the continuation for 24 months of Mr. DeSisto’s base salary;

•	Continuation of health, dental and life insurance pursuant to the Company Severance Plan;

•	The immediate vesting in full of all of the stock options and time-based restricted stock units (RSUs) issued by the Company to Mr. DeSisto;

•	The right to exercise all of his outstanding stock options for one year following his retirement; and

•	The vesting in full of all performance-based RSUs issued by the Company to Mr. DeSisto if and to the extent earned.

The Retirement Agreement contains restrictive covenants applicable to Mr. DeSisto regarding noncompetition, nonsolicitation, nondisparagement and nondisclosure of confidential information and includes a customary release in favor of the Company.

The foregoing description of the Retirement Agreement is qualified in its entirety by the full text of the Retirement Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Retirement of Duane DeSisto as President, Chief Executive Officer and Director

On September 16, 2014, Duane DeSisto retired as the President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors (the “Board”). Mr. DeSisto’s departure is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with his retirement as President, Chief Executive Officer and Director, the Company entered into the Retirement Agreement, as more particularly described in Item 1.01 of this Report, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Patrick J. Sullivan as President, Chief Executive Officer and Director

Effective September 16, 2014, the Board appointed Patrick J. Sullivan as President and Chief Executive Officer of the Company. Mr. Sullivan was also appointed to serve as a Class III Director with a term expiring at the 2016 annual meeting of stockholders. Mr. Sullivan, age 62, previously served as the President and Chief Executive Officer of Cytyc Corporation from 1994 to 2007, Executive Chair of Hologic Corporation from 2007 to 2008, Chief Executive Officer of Constitution Medical Investors from 2008 to 2013 and Managing Director of Aton Partners since 2013. Mr. Sullivan also serves as a director of PerkinElmer, Inc. Mr. Sullivan received a B.S. degree from the United States Naval Academy and a M.B.A. from the Harvard Business School.

There are no relationships or related party transactions involving Mr. Sullivan or any member of his immediate family required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to an Employment Agreement dated as of September 16, 2014 (the “Employment Agreement”), the Company has agreed to pay Mr. Sullivan an annual base salary of $650,000, and Mr. Sullivan will be eligible to participate in the Company’s Executive Incentive Compensation Program with a target bonus of 100% of his base salary. In connection with the commencement of Mr. Sullivan’s employment, the Company has agreed to grant him on October 1, 2014, as an employment inducement award, an option to purchase that number of shares of the Company’s common stock equal to $11,000,000 divided by 59.83% of such option’s exercise price. The option will have an exercise price equal to the fair market value of the Company’s common stock as of the date of grant. In addition, 25% of the option shares will vest on December 31, 2014, with the remainder vesting in equal quarterly installments each quarter thereafter for 12 quarters. Mr. Sullivan will also be entitled to termination benefits as set forth in the Employment Agreement and the Company’s Amended and Restated Executive Severance Plan, as modified by the Employment Agreement with respect to Mr. Sullivan. A copy of the Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement.

On September 16, 2014, the Company issued a press release regarding the retirement of Mr. DeSisto and the appointment of Mr. Sullivan. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Retirement Agreement by and between Insulet Corporation and Duane DeSisto dated September 16, 2014

10.2	Employment Agreement by and between Insulet Corporation and Patrick J. Sullivan dated September 16, 2014

99.1	Press Release dated September 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

September 16, 2014	By:	/s/ Daniel Levangie
Lead Director

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